                              CONSULTING AGREEMENT
                              --------------------

         THIS AGREEMENT (this "Agreement") is made effective as of the 12th day of October, 2006, between Joe Abrams (the "Consultant"), and Ckrush, Inc., a
Delaware corporation (the "Company").

         WHEREAS, the Company and the Consultant now desire to enter into an agreement pursuant to which Consultant will provide services to the Company and its subsidiaries from and after the Effective Date, upon the terms set forth below.

         NOW, THEREFORE, the parties agree as follows:

1.       TERMS AND CONDITIONS OF ENGAGEMENT.
         -----------------------------------

         (a) Engagement. Consultant shall perform such consulting and advisory services, within Consultant's area of expertise, as the Company or any of its subsidiaries may reasonably require from time to time, including but not limited to business development, management and sales services, and related services pertaining to the Company's sports and entertainment businesses. Consultant shall report to the President of the Company or to such other person(s) as the
President shall designate.

         (b) Contractor Relationship. The parties acknowledge and agree that the
Consultant is an independent contractor to the Company, not an employee of the
Company. The Consultant is not an agent of the Company and shall have no right to bind the Company. The Company will report all payments to be made hereunder on Form 1099 as payments to the Consultant for independent contracting services, and will not report any payments on Form W-2 to the Consultant. The Consultant shall not be treated for any purposes as an employee of the Company. The
Consultant agrees to indemnify the Company with respect to all income taxes and payroll taxes, if any, assessed against the Company with respect to the
Consultant's compensation under this Agreement. This is a personal services contract for the services of the Consultant. The Consultant cannot satisfy the terms and conditions of this Agreement by making anyone else available to perform the services other than the Consultant. The Company shall have no right to control the manner or means by which Consultant performs services hereunder;
however, the Consultant shall devote sufficient business time and efforts to the performance of services for the Company to complete the services within the time frames for completion established by the Company. The Consultant shall use its best efforts in such endeavors. The Consultant shall also perform its services with a level of care, skill, and diligence that a prudent professional acting in a like capacity and familiar with such matters would use.

         (c) Services to be Provided. Consultant shall render such services as may be necessary to complete in a professional manner the project described as follows:

                  a)  Assist in defining and communicating the Company message;

                  b)  Identification of strategic growth areas, potential merger and acquisition

                      candidates and potential exit strategies;

                  c)  Introduce the company to potential business development partners;

                  d)  Introduce the company to potential capital sources;

                  e)  Assist with due diligence and negotiations in connection with any of the above matters;

                  f)  Other tasks that the Company may request and are agreed to by Consultant.

2.       COMPENSATION.
         -------------

         (a) Warrants. On the Effective Date and monthly for sixteen months after the Effective Date during the Term, the Company shall award Consultant a fully vested warrant to purchase one hundred seventeen thousand six hundred forty seven (117,647) shares of the Company's common stock (an aggregate of
2,000,000 shares) In connection with each of such warrants, the exercise price shall be ten cents ($.10) per share, and the exercise period shall be five (5)
years from the Effective Date. The shares underlying the warrants shall have the benefit of piggy-back registration rights and the warrants shall contain a cashless exercise provision.

         (b) Fees. The Company shall pay to Consultant 5% fee on net revenues
(i.e. gross revenues less all third party costs and fees directly related)
generated from the Company's internet site as a result of an introduction by the
Consultant. This shall be payable as long as the Company continues its relationship with the business entity introduced by Consultant regardless of whether this contract is in force.

         (c) Expenses. Consultant shall be entitled to be reimbursed in accordance with the policies of the Company, as adopted and amended from time to time, for all reasonable and necessary expenses and business travel incurred by
Consultant in connection with the performance of services hereunder; provided, however, Consultant shall, as a condition of such reimbursement, get preapproval of the expenses by the Company's President and submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by the Company.

         (d) Accelerated Compensation. In the event of a either: (i) a "Change in Control" as defined below; (ii) the Company successfully closing on a minimum of five million dollars ($5,000,000) in equity financing; or (iii) by Majority
Vote of the Board of Directors of the Company, all of the Warrants contemplated under Section 2(a) above shall be immediately due to Consultant and such warrants shall be deemed to be fully vested.

         (e) Definition of Change in Control. A "Change in Control" shall mean the occurrence of the event set forth in any one of the following paragraphs:

                           (i) any Person is or becomes the Beneficial Owner,
directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

                           (ii) the following individuals cease for any reason
to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3)
of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                           (iii) there is consummated a merger or consolidation
of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction)
in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its
Affiliates other than in connection with the acquisition by the Company or its
Affiliates of a business) representing 40% or more of the combined voting power of the Company's then outstanding securities; or

                           (iv) the stockholders of the Company approve a plan
of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         For purposes of this Section 2(e), the following definitions shall apply:

"Person" shall have the meaning given in Section 3(a)(9) of the Securities
Exchange Act of 1934, as amended (the "Act"), as modified and used in Sections
13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company. "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Act. "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Act.

3.       TERM AND TERMINATION.
         ---------------------

         (a) Term. The term of this Agreement shall commence as of the Effective
Date and, subject to earlier termination as provided in Section 3(b) hereof, will continue until the end of the seventeenth month (17th) anniversary of the
Effective Date (the "Term").

         (b) Termination. This Agreement, the Term, and the engagement of
Consultant by the Company hereunder may be terminated at any time prior to the end of the Term by the Company for any reason whatsoever upon 30 days prior written notice. In the event that this Agreement has been terminated, no further compensation under Section 2 of this Agreement shall be due to Consultant.

4.       COVENANTS.
         ----------

         (a) Consultant agrees that upon termination of Consultant's engagement with the Company, it will return to the Company immediately all of the Company's property (including without limitation, credit cards, computer equipment, computer software, pagers, cellular phones, facsimile machines, and other equipment) and memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company, its affiliates and subsidiaries, except that he may retain only those portions of personal notes, notebooks and diaries that do not contain
Confidential Information of the type described in the preceding sentence.
Consultant further agrees that it will not retain or use for Consultant's own benefit, purposes or account or the benefit, purposes or account of any other person, firm, partnership, joint venture, association, corporation or other business designation, entity or enterprise, other than the Company and any of its subsidiaries or affiliates, at any time any trade names, trademark, service mark, other proprietary business designation, patent, or other intellectual property used or owned in connection with the business of the Company or its affiliates.

         (b) During the period that Consultant is engaged by the Company and for a period of two (2) years following the date Consultant ceases to be engaged by the Company (the "Restricted Period"), Consultant will not, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential
Information to any third party without the prior written consent of the Company, which may be withheld in the Company's absolute discretion.

         (c) During the period that Consultant is engaged by the Company and for so long thereafter as the respective information qualifies as a trade secret under applicable law, Consultant will not, directly or indirectly, use, publish, disseminate or otherwise disclose any Trade Secrets to any third party without the prior written consent of the Company, which may be withheld in the Company's absolute discretion.

         (d) It is expressly understood and agreed that although Consultant and the Company consider the restrictions contained in this Section 4 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Consultant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially

determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

         (e) Consultant acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 4 would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Consultant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this
Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

         (f) For purposes of this Section 4, the following words will have the following meanings:

                  (i) "Company Information" means Confidential Information and
Trade Secrets.

                  (ii) "Confidential Information" means data and information relating to the business of the Company which is or has been disclosed to
Consultant or of which Consultant became aware as a consequence of or through his relationship with the Company and which has value to the Company and is not generally known to its competitors. Confidential Information shall not include any data or information which has been voluntarily disclosed to the public by the Company (except where such disclosure has been made by Consultant without authorization) or that has been independently developed and disclosed to the general public by others, or otherwise entered the public domain through lawful means.

                  (iii) "Trade Secrets" means information of the Company,
without regard to form, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which is not commonly known by or available to the public and which information (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

5. CONTRACTS OR OTHER AGREEMENTS WITH FORMER EMPLOYER OR BUSINESS.
   ---------------------------------------------------------------

         Consultant hereby represents and warrants that Consultant is not subject to any employment or consulting agreement or similar document with a former employer or with any business as to which Consultant's engagement by the
Company and provision of services hereunder would be a breach. For that reason,
Consultant hereby represents and warrants that

Consultant is not subject to any agreement which prohibits Consultant during a period of time which extends through the Term from any of the following: (i)
providing services for the Company hereunder by this Agreement; (ii) competing with, or in any way participating in a business which includes the Company's business; (iii) soliciting personnel of such former employer or other business to leave such former employer's employment or to leave such other business; or
(iv) soliciting customers of such former employer or other business on behalf of another business.

6.       MISCELLANEOUS.
         --------------

         (a) Representations and Covenants.

                  (i) The Company represents and warrants that this Agreement has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms.

                  (ii) Consultant represents and warrants that he is not a party to any agreement or instrument which would prevent him from entering into or performing the Consultant's duties in any way under this Agreement.

         (b)      Successors; Binding Agreement.

                  (i) This Agreement shall not be assignable by Consultant,
except to an entity owned and controlled by him. This Agreement may be assigned by the Company to a person or entity which is an affiliate or a successor in interest to substantially all of the business operations of the Company.

                  (ii) This Agreement is a personal contract and the rights and interests of Consultant hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him or her, except as otherwise expressly permitted by the provisions of this Agreement.

         (c) Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and on the Effective Date shall supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. Consultant represents that, in executing this Agreement, it does not rely and has not relied upon any representation or statement not set forth herein made by the
Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

         (d) Amendment or Modification; Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Consultant and by a duly authorized officer of the Company.
No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

         (e) Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

                  To Consultant at:  131 Laurel Grove Ave.
                                     Kentfield, CA 94904

                  To the Company at: Ckrush, Inc.
                                     336 West 37th Street
                                     Suite 410
                                     New York, New York 10018
                                     Att:  Jeremy Dallow, President

         Any notice delivered personally or by courier under this Section 6 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

         (f) Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

         (g) Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         (h) Governing Law and Dispute Resolution. This Agreement shall be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. In regard to any action to enforce or interpret this Agreement, or otherwise arising out of or relating to this
Agreement, each party agrees that such matter shall be resolved exclusively by binding arbitration in New York, New York, before a single arbitrator in accordance with the commercial rules of the American Arbitration Association then in effect, provided, however, that the parties agree that the Company may seek injunctive or other equitable relief in a court of law to enforce its rights under Section 4 of this Agreement. To the extent any action is filed in a court of law seeking injunctive or other equitable relief to enforce
Consultant's obligations under Section 4, each party (i) consents and submits to personal jurisdiction and venue in the Supreme Court, New York County, State of
New York or the United States District Court for the Southern District of New
York (collectively, referred to as the "Court"); (ii) waives any and all objections to jurisdiction and venue in the Court; and (iii) waives any objection that the Court is an inconvenient forum. The Company shall pay the costs of any arbitration or court proceeding. In addition, the Company shall pay, as incurred, all of Consultant's fees and expenses relating to any action to enforce or interpret this Agreement, or otherwise arising out of this Agreement; provided; however, that if an arbitrator or a court specifically determines that Consultant did not prevail upon at least one material issue, then Consultant shall immediately repay to the Company all such fees and expenses previously paid on his behalf.

         (i) Headings. All descriptive headings of sections and subsections in this Agreement are intended solely for convenience, and no provision of this
Agreement is to be construed by reference to the heading of any section or paragraph.

         (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and Consultant have each executed and delivered this Agreement as of the date first shown above.

THE COMPANY:                                 CONSULTANT:

CKRUSH, INC.

BY:  /s/ Jeremy Dallow                          By: /s/ Joe Abrams
   -------------------------------------        --------------------------------
                                                Joe Abrams
NAME:    Jeremy Dallow
     -----------------------------------

TITLE:   President
       ---------------------------------